SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Item 12. Results of Operations and Financial Condition.

           On January 12, 2004 Centex Corporation announced that home building orders increased for both the quarter and the nine month period ended December 31, 2003. A copy of the press release making such announcement is included as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 12, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: January 12, 2004.

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 12, 2004

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